Filed Pursuant to Rule 424(b)(2)
File No. 333-180728

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated July 12, 2013

PRICING SUPPLEMENT No. 351 dated July     , 2013

(To Product Supplement No. 3 dated May 2, 2012,

Prospectus Supplement dated April 13, 2012

and Prospectus dated April 13, 2012)

Wells Fargo & Company Medium-Term Notes, Series K ETF Linked Securities

Access Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to the Technology Select Sector SPDR® Fund due July 30, 2015

■	Linked to the Technology Select Sector SPDR® Fund
■

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Fund from its starting price to its ending price. The payment at maturity will reflect the following terms:

■

If the value of the Fund appreciates, you will receive the original offering price plus 100% participation in the upside performance of the Fund, subject to a maximum total return at maturity of 11.30% to 13.30% (to be determined on the pricing date) of the original offering price

■ If the value of the Fund decreases but the decrease is not more than 20%, you will be repaid the original offering price
■ If the value of the Fund decreases by more than 20%, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the value of the Fund in excess of 20%
■	Investors may lose up to 80% of the original offering price
■	All payments on the securities are subject to the credit risk of Wells Fargo & Company
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” herein on page PRS-9 and “Risk Factors” in the accompanying product supplement.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo

Per Security	$1,000.00	—	$1,000.00
Total
(1)

The original offering price specified above includes structuring and development costs. If the securities were priced today, the structuring and development costs would total approximately $2.50 per security. The actual structuring and development costs will be set forth in the final pricing supplement when the final terms of the securities are determined. In no event will the structuring and development costs exceed $5.00 per security. See “Plan of Distribution (Conflicts of Interest)” in the prospectus supplement for further information, including information regarding how we may hedge our obligations under the securities and offering expenses. Wells Fargo Securities, LLC, a wholly-owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal.

Wells Fargo Securities

Access Securities—Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to the Technology Select Sector SPDR® Fund due July 30, 2015

Investment Description

The Securities Linked to the Technology Select Sector SPDR® Fund due July 30, 2015 are senior unsecured debt securities of Wells Fargo & Company that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the Technology Select Sector SPDR® Fund (the “Fund”) from its starting price to its ending price. The securities provide:

(i)

the possibility of a positive return at maturity if the value of the Fund increases from its starting price to its ending price, provided that the total return at maturity of the securities will not exceed the maximum total return of 11.30% to 13.30% of the original offering price, as determined on the pricing date;

(ii)	repayment of principal if, and only if, the ending price of the Fund is not less than the starting price by more than 20%; and

(iii)	exposure to decreases in the value of the Fund if and to the extent the ending price is less than the starting price by more than 20%.

If the ending price is less than the starting price by more than 20%, you will receive less, and possibly 80% less, than the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

The Fund is an exchange traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index, an equity index that is intended to provide a way to track the movements of certain public companies that represent the technology sector of the S&P 500® Index.

You should read this pricing supplement together with product supplement no. 3 dated May 2, 2012, the prospectus supplement dated April 13, 2012 and the prospectus dated April 13, 2012 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product Supplement No. 3 dated May 2, 2012 filed with the SEC on May 2, 2012:

  http://www.sec.gov/Archives/edgar/data/72971/000119312512204514/d342625d424b2.htm

•	Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012 filed with the SEC on April 13, 2012:

  http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

SPDR® S&P 500® and Select Sector SPDRs® are trademarks of Standard & Poor’s Financial Services LLC (“S&P Financial”). The securities are not sponsored, endorsed, sold or promoted by the Select Sector SPDR Trust (the “SPDR Trust”), SSgA Funds Management, Inc. (“SSgA”) or S&P Financial. None of the SPDR Trust, SSgA or S&P Financial makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of the SPDR Trust, SSgA or S&P Financial will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the Technology Select Sector SPDR® Fund.

PRS-2

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to a Cap and Fixed Percentage Buffered Downside

Securities Linked to the Technology Select Sector SPDR® Fund due July 30, 2015

Investor Considerations

We have designed the securities for investors who:

¡

seek exposure to the upside performance of the Fund if the ending price is greater than the starting price, subject to the maximum total return at maturity of 11.30% to 13.30% (to be determined on the pricing date) of the original offering price;

¡	desire to limit downside exposure to the Fund through the 20% buffer;

¡	understand that if the ending price is less than the starting price by more than 20%, they will receive less, and possibly 80% less, than the original offering price per security at maturity;

¡	are willing to forgo interest payments on the securities and dividends on shares of the Fund; and

¡	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

¡	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

¡	are unwilling to accept the risk that the ending price of the Fund may decrease by more than 20% from the starting price;

¡	seek leveraged or uncapped exposure to the upside performance of the Fund;

¡	seek full return of the original offering price of the securities at stated maturity;

¡	seek current income;

¡	are unwilling to accept the risk of exposure to companies in the technology industry;

¡	seek exposure to the Fund but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

¡	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Fund generally, or to the exposure to the Fund that the securities provide specifically; or

¡	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-3

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to a Cap and Fixed Percentage Buffered Downside

Securities Linked to the Technology Select Sector SPDR® Fund due July 30, 2015

Terms of the Securities

Market Measure:	Technology Select Sector SPDR Fund
Pricing Date:	July 25, 2013.*
Issue Date:	July 31, 2013.* (T+4)
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Redemption Amount	The “redemption amount” per security will equal:

•	if the ending price is greater than the starting price: the lesser of:
(i) $1,000 plus:

$1,000 x	ending price – starting price	x participation rate	; and
starting price

(ii) the capped value;

•	if the ending price is less than or equal to the starting price, but greater than or equal to the threshold price: $1,000; or

•	if the ending price is less than the threshold price: $1,000 minus:

$1,000 x	threshold price – ending price
starting price

If the ending price is less than the threshold price, you will receive less, and possibly 80% less, than the original offering price of your securities at maturity.
Stated Maturity Date:	July 30, 2015*, subject to postponement if a market disruption event occurs or is continuing on the calculation day.
Starting Price:	, the fund closing price of the Fund on the pricing date.
Ending Price:	The “ending price” will be the fund closing price of the Fund on the calculation day.
Capped Value:

The “capped value” will be determined on the pricing date and will be within the range of 111.30% to 113.30% of the original offering price per security ($1,113.00 to $1,133.00 per security). As a result of the capped value, the maximum total return at maturity of the securities will be 11.30% to 13.30% of the original offering price.

Threshold Price:	, which is equal to 80% of the starting price.
Participation Rate:	100%
Calculation Day:	July 27, 2015* or, if such day is not a trading day, the next succeeding trading day. The calculation day is subject to postponement due to the occurrence of a market disruption event.
Calculation Agent:	Wells Fargo Securities, LLC

*

To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-4

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to a Cap and Fixed Percentage Buffered Downside

Securities Linked to the Technology Select Sector SPDR® Fund due July 30, 2015

Terms of the Securities (Continued)

Material Tax Consequences:

The United States federal income tax consequences of your investment in the securities are uncertain. The discussion below supplements the discussion under “United States Federal Income Tax Considerations” in the product supplement and is subject to the limitations and exceptions set forth therein.

The terms of the securities require you and Wells Fargo (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to characterize and treat a security as a pre-paid derivative contract with respect to the Fund. If the securities are so characterized and treated (and such characterization and treatment is respected by the Internal Revenue Service (the “IRS”)), and subject to the discussion of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), below, you should generally recognize capital gain or loss upon the sale, exchange or maturity of your securities in an amount equal to the difference between the amount you receive at such time and the price you paid for them. Such gain or loss should generally be long-term capital gain or loss if you held your securities for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes in the manner described under “United States Federal Income Tax Considerations—Alternative Treatments” on page PS-25 of the product supplement.

Although not entirely clear, it is possible that the purchase and ownership of the securities will be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange or maturity of your securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such recharacterized capital gain) to the extent that such capital gain exceeds the “net underlying long-term capital gain”, as defined in Section 1260 of the Code, in respect of the securities. Because the application of the constructive ownership rules to the securities is unclear, you should review the discussion set forth under “United States Federal Income Tax Considerations—Section 1260 of the Code” on page PS-24 of the product supplement for a more detailed discussion of the application of Section 1260 of the Code to your securities, and we also urge you to discuss the tax consequences of your investment in the securities with your tax advisor.

In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the securities should be required to accrue ordinary income on a current basis, whether any gain or loss recognized upon the sale, exchange or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could, in any case, increase the likelihood that you will be required to accrue income over the term of an instrument such as the securities even though you will not receive any payments with respect to the securities until maturity. The outcome of this process is uncertain. You should consult your tax advisor as to the possible alternative treatments in respect of the securities.

PRS-5

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to a Cap and Fixed Percentage Buffered Downside

Securities Linked to the Technology Select Sector SPDR® Fund due July 30, 2015

Terms of the Securities (Continued)

In addition, if you are a non-United States holder, as that term is defined on page PS-27 of the product supplement, you should review the discussion set forth under “United States Federal Income Tax Considerations—Non-United States Holders” on page PS-27 of the product supplement. Furthermore, the possible withholding under Section 871 of the Code that is described in such discussion will not apply to payments made or amounts received before January 1, 2014.

In addition, final regulations released by the Treasury Department on January 17, 2013 state that withholding under Section 1471 of the Code (“FATCA withholding”) (as described under “United States Federal Income Tax Considerations—Withholdable Payments to Foreign Financial Institutions and Other Foreign Entities” on page PS-27 of the product supplement), will generally not apply to obligations that are outstanding on January 1, 2014; therefore, the securities will not be subject to FATCA withholding.

You are urged to read the more detailed discussion in “United States Federal Income Tax Considerations” on page PS-23 of the product supplement and to consult your own tax advisor.

Agent:	Wells Fargo Securities, LLC. The agent may resell the securities to other securities dealers at the original offering price of the securities.
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	94986RQU8

PRS-6

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to a Cap and Fixed Percentage Buffered Downside

Securities Linked to the Technology Select Sector SPDR® Fund due July 30, 2015

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the redemption amount) calculated as follows:

PRS-7

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to a Cap and Fixed Percentage Buffered Downside

Securities Linked to the Technology Select Sector SPDR® Fund due July 30, 2015

Hypothetical Payout Profile

The following profile is based on a hypothetical capped value of 112.30% or $1,123.00 per security (the midpoint of the specified range for the capped value), a participation rate of 100% and a threshold price equal to 80% of the starting price. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price, the actual capped value and whether you hold your securities to maturity.

PRS-8

Access Securities—Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to the Technology Select Sector SPDR® Fund due July 30, 2015

Selected Risk Considerations

Your investment in the securities will involve risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section in the product supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The index underlying the Fund is sometimes referred to as the “underlying index.”

•

If The Ending Price Is Less Than The Threshold Price, You Will Receive Less, And Possibly 80% Less, Than The Original Offering Price Of Your Securities At Maturity. If the ending price is less than the threshold price, the redemption amount that you receive at stated maturity will be reduced by an amount equal to the decline in the price of the Fund to the extent it is below the threshold price (expressed as a percentage of the starting price). The threshold price is 80% of the starting price. As a result, you may receive less, and possibly 80% less, than the original offering price per security at maturity even if the value of the Fund is greater than or equal to the starting price or the threshold price at certain times during the term of the securities.

•	No Periodic Interest Will Be Paid On The Securities.

•

Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Fund. The opportunity to participate in the possible increases in the price of the Fund through an investment in the securities will be limited because the redemption amount will not exceed the capped value.

•

The Securities Are Subject To The Credit Risk Of Wells Fargo. The securities are our obligations and are not, either directly or indirectly, an obligation of any third party, and any amounts payable under the securities are subject to our creditworthiness. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

•

The Structuring And Development Costs, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect The Price At Which You Can Sell Your Securities. Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be lower than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the structuring and development costs, offering expenses and the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. The price at which the agent or any other potential buyer may be willing to buy your securities will also be affected by the participation rate, the capped value and by the market and other conditions discussed in the next risk consideration.

•

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways. The value of the securities prior to stated maturity will be affected by the price of the Fund at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: Fund performance; capped value; interest rates; volatility of the Fund; time remaining to maturity; dividend yields on the securities included in the Fund; events involving companies included in the Fund; and our credit ratings, financial condition and results of operation.

•

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop. The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

PRS-9

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to a Cap and Fixed Percentage Buffered Downside

Securities Linked to the Technology Select Sector SPDR® Fund due July 30, 2015

Selected Risk Considerations (Continued)

•

The Amount You Receive On The Securities Will Depend Upon The Performance Of The Fund And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:

•

Your Return On The Securities Could Be Less Than If You Owned The Shares Of The Fund. Your return on the securities will not reflect the return you would realize if you actually owned the shares of the Fund because, among other reasons, the redemption amount will be determined by reference only to the closing price of a share of the Fund without taking into consideration the value of dividends and other distributions paid on such share.

•	Historical Prices Of The Fund Or The Securities Included In The Fund Should Not Be Taken As An Indication Of The Future Performance Of The Fund During The Term Of The Securities.

•	Changes That Affect The Fund Or The Underlying Index May Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Fund Or The Underlying Index.

•	We And Our Affiliates Have No Affiliation With The Sponsor Of The Fund Or The Sponsor Of The Underlying Index And Have Not Independently Verified Their Public Disclosure Of Information.

•

An Investment Linked To The Shares Of The Fund Is Different From An Investment Linked To The Underlying Index. The performance of the shares of the Fund may not exactly replicate the performance of the underlying index because the Fund may not invest in all of the securities included in the underlying index and because the Fund will reflect transaction costs and fees that are not included in the calculation of the underlying index. The Fund may also hold securities or derivative financial instruments not included in the underlying index. It is also possible that the Fund may not fully replicate the performance of the underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of the Fund may differ from the net asset value per share of the Fund. As a result, the performance of the Fund may not correlate perfectly with the performance of the underlying index, and the return on the securities based on the performance of the Fund will not be the same as the return on securities based on the performance of the underlying index.

•	You Will Not Have Any Shareholder Rights With Respect To The Shares Of The Fund.

•	Anti-dilution Adjustments Relating To The Shares Of The Fund Do Not Address Every Event That Could Affect Such Shares.

•

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks In The Technology Sector. The stocks included in the Technology Select Sector Index and that are generally tracked by the Fund are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals; software; diversified telecommunication services; communications equipment; semiconductors and semiconductor equipment; internet software and services; IT services; electronic equipment, instruments and components; wireless telecommunication services; and office electronics. Because the value of the securities is linked to the performance of the Fund, an investment in the securities exposes investors to risks associated with investments in the stocks of companies in the technology sector.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an adverse effect on the price of the Fund and, therefore, on the value of the securities.

•

The Fund May Not Be Representative Of An Investment In The Technology Sector. The Fund does not represent a direct investment in the technology sector. The Fund consists of securities of companies whose primary lines of business are directly associated with the technology sector. As a result, the fund closing price will be influenced by a variety of economic, financial and other factors affecting those companies, some of which may be unrelated to the market and other conditions applicable to the U.S. technology sector. As a result, the Fund may not perfectly correlate with the performance in the technology sector and the fund closing price could decrease even if the performance of the technology sector as a whole increases.

PRS-10

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Securities Linked to the Technology Select Sector SPDR® Fund due July 30, 2015

Selected Risk Considerations (Continued)

•	The Calculation Agent Can Postpone The Stated Maturity Date If A Market Disruption Event Occurs.

•

Potential Conflicts Of Interest Could Arise Between You And Us. One of our affiliates will be the calculation agent for purposes of determining, among other things, the starting price and the ending price, calculating the redemption amount, determining whether adjustments should be made to the adjustment factor, determining whether adjustments should be made to the ending price and determining whether a market disruption event has occurred. In addition, we or one or more of our affiliates may, at present or in the future, publish research reports on the Fund or the underlying index or the companies whose securities are included in the Fund or the underlying index. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the price of the Fund or the closing price of securities included in the underlying index and, therefore, the value of the securities. In addition, we or one or more of our affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Fund or the underlying index. These activities may present a conflict between us and our affiliates and you.

•	Trading And Other Transactions By Us Or Our Affiliates Could Affect The Price Of The Fund, Prices Of Securities Included In The Fund Or The Value Of The Securities.

•	Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain. See “Terms of the Securities — Material Tax Consequences” on PRS-5 of this pricing supplement.

PRS-11

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Securities Linked to the Technology Select Sector SPDR® Fund due July 30, 2015

Hypothetical Returns

The following table illustrates, for a hypothetical capped value of 112.30% or $1,123.00 per security (the midpoint of the specified range of the capped value) and a range of hypothetical ending prices of the Fund:

•	the hypothetical percentage change from the hypothetical starting price to the hypothetical ending price;

•	the hypothetical redemption amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending price	Hypothetical percentage change from the hypothetical starting price to the hypothetical ending price	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
43.93	40.00%	$1,123.00	12.30%	5.89%
40.79	30.00%	$1,123.00	12.30%	5.89%
37.66	20.00%	$1,123.00	12.30%	5.89%
35.24	12.30%	$1,123.00	12.30%	5.89%
34.52	10.00%	$1,100.00	10.00%	4.83%
32.95	5.00%	$1,050.00	5.00%	2.46%
31.38(2)	0.00%	$1,000.00	0.00%	0.00%
28.24	-10.00%	$1,000.00	0.00%	0.00%
25.10	-20.00%	$1,000.00	0.00%	0.00%
24.79	-21.00%	$990.00	-1.00%	-0.50%
21.97	-30.00%	$900.00	-10.00%	-5.21%
15.69	-50.00%	$700.00	-30.00%	-17.08%
7.85	-75.00%	$450.00	-55.00%	-36.24%
0.00	-100.00%	$200.00	-80.00%	-66.33%
(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(2)	The hypothetical starting price. The actual starting price will be determined on the pricing date.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual starting price, ending price and capped value.

PRS-12

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Securities Linked to the Technology Select Sector SPDR® Fund due July 30, 2015

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations (rounded to two decimal places), reflecting a hypothetical capped value of 112.30% or $1,123.00 per security (the midpoint of the specified range for the capped value) and assuming hypothetical starting prices and ending prices as indicated in the examples.

Example 1. Redemption amount is greater than the original offering price but less than the capped value:

Hypothetical starting price: $31.38

Hypothetical ending price: $34.05

Since the hypothetical ending price is greater than the hypothetical starting price, the redemption amount would equal:

$1,000 +	$1,000	x	34.05 – 31.38	x 100%	= $	1,085.09
31.38

On the stated maturity date you would receive $1,085.09 per security.

Example 2. Redemption amount is equal to the capped value:

Hypothetical starting price: $31.38

Hypothetical ending price: $37.84

The redemption amount would be equal to the capped value since the capped value is less than:

$1,000 +	$1,000	x	37.84 – 31.38	x 100%	= $	1,205.86
31.38

On the stated maturity date you would receive $1,123.00 per security.

Example 3. Redemption amount is equal to the original offering price:

Hypothetical starting price: $31.38

Hypothetical ending price: $28.00

Hypothetical threshold price: $25.10, which is 80% of the hypothetical starting price

Since the hypothetical ending price is less than the hypothetical starting price, but not by more than 20%, you would not lose any of the original offering price of your securities.

On the stated maturity date you would receive $1,000 per security.

Example 4. Redemption amount is less than the original offering price:

Hypothetical starting price: $31.38

Hypothetical ending price: $20.81

Hypothetical threshold price: $25.10, which is 80% of the hypothetical starting price

Since the hypothetical ending price is less than the hypothetical starting price by more than 20%, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to:

$1,000 –	$1,000	x	25.10 – 20.81	= $863.16
31.38

On the stated maturity date you would receive $863.16 per security.

To the extent that the starting price, ending price and capped value differ from the values assumed above, the results indicated above would be different.

PRS-13

Access Securities—Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to the Technology Select Sector SPDR® Fund due July 30, 2015

The Technology Select Sector SPDR Fund

The Fund is an exchange traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index, an equity index that is intended to provide a way to track the movements of certain public companies that represent the technology sector of the S&P 500® Index. See “The Technology Select Sector SPDR Fund” in Annex A to the product supplement for additional information about the Fund.

We obtained the closing prices listed below from Bloomberg Financial Markets (“Bloomberg”) without independent verification. You can obtain the value of the Fund at any time from Bloomberg under the symbol “XLK” or from the SPDR website at www.spdrs.com. No information contained on the SPDR website is incorporated by reference into this pricing supplement.

The following graph sets forth daily closing prices of the Fund for the period from January 1, 2003 to July 10, 2013. The closing price on July 10, 2013 was $31.38.

PRS-14

Access Securities—Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to the Technology Select Sector SPDR® Fund due July 30, 2015

The Technology Select Sector SPDR Fund (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the Fund for each quarter in the period from January 1, 2003 through June 30, 2013 and for the period from July 1, 2013 to July 10, 2013.

	High	Low	Last
2003
First Quarter	$16.64	$13.66	$15.11
Second Quarter	$17.77	$14.78	$17.25
Third Quarter	$19.58	$16.92	$18.40
Fourth Quarter	$20.44	$18.49	$20.42
2004
First Quarter	$22.14	$19.43	$20.22
Second Quarter	$21.07	$19.29	$20.71
Third Quarter	$20.30	$17.95	$19.11
Fourth Quarter	$21.71	$19.37	$21.09
2005
First Quarter	$20.93	$19.26	$19.55
Second Quarter	$20.47	$18.49	$19.92
Third Quarter	$21.41	$19.95	$20.87
Fourth Quarter	$22.06	$19.82	$20.92
2006
First Quarter	$22.29	$21.19	$22.19
Second Quarter	$22.54	$19.56	$20.32
Third Quarter	$22.13	$18.99	$21.99
Fourth Quarter	$23.81	$21.86	$23.25
2007
First Quarter	$24.02	$22.55	$23.34
Second Quarter	$25.84	$23.39	$25.71
Third Quarter	$27.07	$24.51	$26.99
Fourth Quarter	$28.40	$25.21	$26.62
2008
First Quarter	$26.16	$21.78	$22.50
Second Quarter	$25.43	$22.52	$22.88
Third Quarter	$23.70	$19.07	$19.80
Fourth Quarter	$19.52	$13.20	$15.41
2009
First Quarter	$16.31	$13.22	$15.62
Second Quarter	$18.43	$16.06	$18.17
Third Quarter	$20.99	$17.34	$20.87
Fourth Quarter	$23.13	$20.25	$22.87
2010
First Quarter	$23.26	$20.84	$23.09
Second Quarter	$24.06	$20.40	$20.40
Third Quarter	$23.15	$20.29	$23.02
Fourth Quarter	$25.28	$22.84	$25.18
2011
First Quarter	$27.01	$24.69	$26.07
Second Quarter	$26.84	$24.49	$25.70
Third Quarter	$26.74	$22.52	$23.57
Fourth Quarter	$26.51	$23.04	$25.45
2012
First Quarter	$30.44	$25.81	$30.15
Second Quarter	$30.48	$27.20	$28.75
Third Quarter	$31.66	$27.90	$30.83
Fourth Quarter	$31.05	$27.62	$28.95
2013
First Quarter	$30.43	$29.21	$30.27
Second Quarter	$32.20	$29.31	$30.59
July 1, 2013 to July 10, 2013	$31.38	$30.75	$31.38

PRS-15